Exhibit 5.1

KPMG LLP	Telephone	(416) 228-7000
CHARTERED ACCOUNTANTS	Telefax	(416) 228-7123
Yonge Corporate Centre	Internet	www.kpmg.ca
4100 Yonge Street, Suite 200
Toronto ON M2P 2H3
Canada
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
North American Palladium Ltd.:
We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form F-10 of our report dated March 29, 2006, with respect to the consolidated balance sheets of North American Palladium Ltd. as at December 31, 2005 and 2004, and the related consolidated statements of earnings (loss) and deficit and cash flows for each of the years in the two-year period ended December 31, 2005, which report appears in the annual report on Form 40-F of North American Palladium Ltd. for the year ended December 31, 2005.
We also consent to the reference to our Firm under the headings “Auditors” and “Summary Consolidated Financial Data” in the prospectus, which is part of this Registration Statement.
/s/ KPMG LLP
Chartered Accountants
Toronto, Canada
August 22, 2006
KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.